Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 1, 2005, except for the second paragraph of Note 9, as to which the date is September 15, 2005, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-127173) and related Prospectus of Harry & David Holdings, Inc. for the registration of its common stock.

/S/    ERNST & YOUNG LLP

Portland, Oregon

October 31, 2005